Exhibit 32.2

                                  CERTIFICATION

The undersigned as Chief Financial Officer of the Company, does hereby certify that the foregoing Quarterly Report of Advaxis, Inc.. (the "Company"), on Form 10-QSB for the period ended January 31, 2005 (the "Report"):

      (1) Fully complies with the requirements of section 13 or 15 (d) of the Securities Exchange Act of 1934; and

      (2) Fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 22, 2005

                                         /s/ Roni Appel

                                         ------------------------

                                         Roni Appel
                                         Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.